Exhibit 23.1

                         Consent of Independent Auditors


         We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the registration of 4,000,000 shares of common stock under the GTECH Holdings Corporation 2002 Omnibus Stock Option and Long-Term Incentive Plan, of our report dated March 21, 2003, except for Note 23, as to which the date is April 23, 2003, with respect to the consolidated financial statements and schedule of GTECH Holdings Corporation included in its Annual Report (Form 10-K/A) for the year ended February 22, 2003, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP

Boston, Massachusetts
August 8, 2003